SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934


Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted
        by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-11(c)
        or Section 240.14a-12

              Chiquita Brands International, Inc.
_________________________________________________________________

        (Name of Registrant as Specified in its Charter)

_________________________________________________________________

   (Name of Person(s) Filing Proxy Statement if other than
                      the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules
     14a-6(I)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

         ______________________________________________________

     2) Aggregate number of securities to which transaction applies:

         _______________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         _______________________________________________________

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

     1)  Amount Previously Paid:________________________________

     2)  Form, Schedule or Registration Statement No.:__________

     3)  Filing Party:__________________________________________

     4)  Date Filed:____________________________________________

                      CHIQUITA BRANDS INTERNATIONAL, INC.

                               CHIQUITA CENTER
                            250 EAST FIFTH STREET
                            CINCINNATI, OHIO 45202
                   ________________________________________

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD MAY 25, 2004
                   ________________________________________

Dear Shareholder:

     As your newly elected Chief Executive Officer, it is my pleasure to invite you to attend the 2004 Annual Meeting of Shareholders of Chiquita Brands International, Inc.

     The meeting will be held in the Continental Room of the Hilton Cincinnati Netherland Plaza, 35 West Fifth Street, Cincinnati, Ohio at 10:00 a.m. on
May 25, 2004.  At the meeting, you will be asked to:

     (1)  Elect eight directors; and

     (2) Consider any other matters that may properly be brought before the meeting.

     YOUR VOTE IS IMPORTANT. TO ENSURE THAT YOUR SHARES ARE VOTED AT THE MEETING, WE ENCOURAGE YOU TO ACT PROMPTLY. EITHER FOLLOW THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD FOR TELEPHONE VOTING OR VOTE, SIGN, DATE AND RETURN THE POSTCARD PORTION OF THE PROXY CARD.

        We look forward to seeing you at the meeting.

                                          Sincerely,

                                          /s/ Fernando Aguirre

                                          Fernando Aguirre
                                          President and Chief Executive Officer
Cincinnati, Ohio
April 15, 2004

                     ______________________________________
                                PROXY STATEMENT

                       CHIQUITA BRANDS INTERNATIONAL, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 25, 2004
                     ______________________________________




              INFORMATION ABOUT THE MEETING, VOTING AND ATTENDANCE

     We are sending you this proxy statement and the enclosed proxy card because Chiquita's Board of Directors is soliciting your proxy to vote your shares at the 2004 Annual Meeting. At the meeting, shareholders will be asked to elect eight directors and consider any other matters that may properly be brought before the meeting. You are invited to attend the meeting and vote your shares directly. However, whether or not you attend the meeting, you may vote by proxy as described on the next page.

     We expect to begin mailing these proxy materials on or about April 20, 2004 to shareholders of record at the close of business on March 29, 2004 (the "Record Date").

WHO CAN VOTE

     Only holders of record of Common Stock at the close of business on the Record Date are entitled to vote at the meeting. On the Record Date, there were 40,729,278 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock that you owned as of the Record Date entitles you to one vote on each matter to be voted on at the meeting.

                                TABLE OF CONTENTS

     Information About the Meeting, Voting and Attendance...................1
     Security Ownership of Chiquita's Principal Shareholders................5
     Security Ownership of Directors and Executive Officers.................6
     Election of Directors..................................................8
     Information About the Board of Directors..............................10
     Compensation of Executive Officers....................................16
     Report of Compensation & Organization Developmment Committee
        on Executive Compensation..........................................23
     Equity Compensation Plan Information..................................26
     Common Stock Performance Graph........................................27
     Other Information.....................................................27

     If your shares were held in the name of your broker, bank or other nominee on the Record Date, the nominee should be contacting you to seek instructions on how to vote. If you do not instruct your nominee before the Annual Meeting how you wish to vote, under New York Stock Exchange rules, the nominee has discretionary authority to vote the shares it holds on certain matters, such as uncontested elections for directors. If a nominee does not have discretionary voting authority on a matter, and does not receive voting instructions from you, it is not permitted to vote on that matter.

QUORUM REQUIREMENT

     A quorum of shareholders is necessary to hold a valid meeting. A quorum will exist if holders of a majority of the shares entitled to vote at the meeting (20,364,640 shares) are present in person or by proxy. Abstentions, broker non-votes and votes withheld from director nominees count as shares present at the meeting for purposes of establishing a quorum.

HOW TO VOTE YOUR SHARES

     If you are a shareholder of record, you can vote before or at the Annual Meeting on the matters to be presented in any of three ways:

   * By Telephone -- You can vote by giving telephone instructions to authorize the persons named on the enclosed proxy card (the "management proxies") to vote your shares in the manner you direct. The enclosed proxy card describes how to do this. Telephone voting will close at 9:00 a.m., Eastern Time, on May 25, 2004.

   * By Proxy Card -- You can also vote by completing, signing, dating and returning the postcard portion of the enclosed proxy card. If you do this, the management proxies will vote your shares in the manner you direct. This postcard must be received by the close of business on May 24, 2004.

   * In Person -- You may come to the Annual Meeting and cast your vote there.

VOTING AUTHORITY OF MANAGEMENT PROXIES

     Election of Directors -- If you vote by proxy, the management proxies will vote as directed by you. If you send in a properly executed proxy card without specific voting instructions, your shares represented by the proxy will be voted "FOR" the election of all eight nominees for director.

     Other Business -- We are not aware of any matter which is expected to be acted on at the meeting other than the election of directors.

HOW TO CHANGE OR REVOKE YOUR PROXY VOTE

     If you give telephone voting instructions or send in a proxy card and later want to change or revoke your vote, you may do so any time before the polls are closed and the votes are tabulated at the meeting. You may do so in any of the following ways:

   * give new telephone voting instructions or send in a proxy card with a later date before the Annual Meeting (you may use either method regardless of how you previously submitted your voting instructions);

   * notify Chiquita's Corporate Secretary in writing before the Annual Meeting that you have revoked your proxy; or

   * vote in person at the Annual Meeting.

HOW TO VOTE SHARES HELD IN CHIQUITA'S EMPLOYEE BENEFIT PLANS

     If you hold Chiquita Common Stock in one of the Company's employee benefit plans, you cannot vote your shares directly. The Trustee for each plan must vote the shares held in the plan.

     In the case of the Chiquita 401(k) Savings and Investment Plan ("401(k)") and the Chiquita Employee Stock Purchase Plan ("ESPP"), the Trustee will send you a voting instruction card, which will indicate the number of shares of Chiquita Common Stock credited to your account in the plan on the Record Date. If you sign and return the card, the Trustee will vote the shares as you direct. If you do not sign and return the card, the terms of the plans require the Trustees to vote as described below:

   * Shares in the 401(k) for which no instructions are received will be voted in the same proportion as the shares in the 401(k) for which voting instructions are received.

   * Shares in the ESPP for which no instructions are received will not be voted.

In accordance with the terms of the Tropical Retirement Savings Plan, the Trustee will vote all shares held in that Plan without instructions from participants.

     No voting rights attach to restricted shares granted under the Company's 2002 Stock Option and Incentive Plan that have not vested and been issued to you.

METHOD AND COST OF SOLICITING PROXIES

     We have asked banks, brokers and other institutions, nominees and fiduciaries to forward the proxy material to beneficial owners and obtain authority to execute proxies on their behalf, and we will reimburse them for their expenses in doing so. We have also retained Georgeson

Shareholder Communications Inc., a proxy solicitation firm, to assist us in the distribution of proxy material and solicitation of proxies. We have agreed to pay them a fee of $6,000 plus out-of-pocket expenses. Proxies also may be solicited by Chiquita's management, without additional compensation, through the mail, in person, or by telephone or electronic means.

ADMISSION TO THE MEETING

     Admission to the meeting will be limited to Chiquita shareholders of record, persons holding proxies from Chiquita shareholders, and beneficial owners of Chiquita Common Stock. If your shares are registered in your name, we will verify your ownership at the meeting in our list of shareholders as of the Record Date. If your shares are held through a broker or a bank, you must bring proof of your ownership of the shares. This could consist of, for example, a bank or brokerage firm account statement or a letter from your bank or broker confirming your ownership as of the Record Date. You may also send proof of ownership to the Corporate Secretary, Chiquita Center, 250 East Fifth Street, Cincinnati, Ohio 45202 prior to the meeting and we will send you an admittance card.

BUSINESS TO BE BROUGHT BEFORE THE MEETING

     Under Chiquita's Certificate of Incorporation, a shareholder can propose a matter for consideration at the Annual Meeting only if the shareholder properly notified Chiquita of the matter by March 23, 2004. Because Chiquita did not receive any such notice by that date, no matters proposed by shareholders may be considered at the meeting.

           SECURITY OWNERSHIP OF CHIQUITA'S PRINCIPAL SHAREHOLDERS

     The following table lists all the persons who were known to be beneficial owners of five percent or more of Chiquita's Common Stock, its only voting security, as of the Record Date, based upon the 40,729,278 shares outstanding on that date.


                                               AMOUNT AND NATURE OF
                                               BENEFICIAL OWNERSHIP
                                          ------------------------------
                                                   COMMON STOCK
     NAME AND ADDRESS OF                  ------------------------------
     BENEFICIAL OWNER(1)                     SHARES     PERCENT OF CLASS
----------------------------------------  ------------  ----------------

Wachovia Corporation                      4,150,282(2)  10.19%(2)
  One Wachovia Center
  Charlotte, North Carolina  28288

Barclays Global Investors, NA             4,046,483(3)   9.94%(3)
Barclays Global Fund Advisors
  45 Fremont Street
  San Francisco, California 94105
Barclays Bank plc
  54 Lombard Street
  London, England

Samuel R. Shapiro                         3,615,850(4)   8.88%(4)
Shapiro Capital Management Company, Inc.
  3060 Peachtree Road
  Suite 1555 N.W.
  Atlanta, Georgia  30305

Leon G. Cooperman, individually and as    2,093,700(5)   5.14%(5)
Managing Member of Omega Associates
L.L.C., as President of Omega Advisors,
Inc. and as Trustee of the Leon and Toby
Cooperman Foundation
  88 Pine Street
  Wall Street Plaza - 31st Floor
  New York, New York  10005


(1) "Beneficial ownership" is a technical term broadly defined by the Securities and Exchange Commission ("SEC") to mean more than ownership in the usual sense. Shares are "beneficially owned" if a person has or shares the power (a) to vote them or direct their vote or (b) to sell them or direct their sale, even if the person has no financial interest in the shares. Also, shares which a person has the right to acquire within 60 days are considered to be "beneficially owned."

(2) This information is based on a Schedule 13G amendment filed with the SEC in February 2004 by Wachovia Corporation as parent holding company of (a) Wachovia Securities Financial Network LLC, Evergreen Investment Management Company and Wachovia Securities LLC, which are investment advisors for mutual funds and other clients holding Chiquita shares, and (b) Wachovia Bank, N.A., which holds Chiquita shares in a fiduciary capacity for customers. According to this filing, these entities have sole power to vote or direct the vote of 3,225,463 shares and to dispose or direct the disposition of 4,125,623 shares and shared power to vote or direct the vote of 9,800 shares and to dispose or direct the disposition of 108 shares.

(3) This information is based on a Schedule 13G amendment filed with the SEC in March 2004 in which (a) Barclays Global Investors, NA reported that it beneficially owns 2,917,458 shares of which it has

                                        5

     sole power to vote or direct the vote and to dispose or direct the disposition of 2,726,410 shares; (b) Barclays Global Fund Advisors reported that it has sole power to vote or direct the vote and to dispose or direct the disposition of 329,025 shares; and (c) Barclays Bank plc reported that it has sole power to vote or direct the vote and to dispose or direct the disposition of 800,000 shares. According to this filing, these shares are held in trust accounts for the economic benefit of the beneficiaries of the accounts.

(4) This information is based on a Schedule 13G amendment filed with the SEC in January 2004 in which Shapiro Capital Management Company, Inc. reported that it beneficially owns 3,615,850 shares with full voting and investment power, as investment adviser to certain advisory clients. According to this filing, Mr. Shapiro is deemed to have indirect beneficial ownership of the Chiquita shares owned by Shapiro Capital Management Company, Inc., but disclaims such beneficial ownership.

(5) This information is based on a Schedule 13G amendment filed with the SEC in February 2004 in which Mr. Cooperman reported that, in the capacities listed, he has sole power to vote or direct the vote and dispose or direct the disposition of 1,336,200 shares and shared power to vote or direct the vote and dispose or direct the disposition of 757,500 shares.


             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

	The following table shows the number of shares of Common Stock beneficially owned as of March 29, 2004 by each director, by each executive officer named in the Summary Compensation Table, and by all directors and executive officers as a group.


                                          AMOUNT AND NATURE OF
                                          BENEFICIAL OWNERSHIP
                                   ----------------------------------
                                             COMMON STOCK
                                   ----------------------------------
 NAME OF BENEFICIAL OWNER           SHARES(1)(2)     PERCENT OF CLASS
-------------------------------    --------------    ----------------

Fernando Aguirre                           0(3)             *
Jill Albrinck                         75,000(3)             *
Morten Arntzen                        41,714(4)             *
Jeffrey D. Benjamin                   34,714(4)             *
Robert W. Fisher                      32,615(4)             *
Cyrus F. Freidheim, Jr.              664,906               1.6%
Roderick M. Hills                     41,288(4)(5)          *
Durk I. Jager                         23,411(4)             *
Robert F. Kistinger                  246,133(3)(6)          *
Robert W. Olson                      126,680(3)(6)          *
James B. Riley                       132,793(3)             *
Jaime Serra                           16,748(4)             *
Steven P. Stanbrook                   17,004(4)             *
All current directors and
   executive officers as
   a group (17 persons)            1,637,621(3)(6)         3.9%

*LESS THAN 1% OF OUTSTANDING SHARES.

(1) Unless otherwise noted, each person has full voting and investment power over the shares listed.

                                        6

(2) Includes shares that may be acquired through the exercise of stock options within 60 days of March 29, 2004 in the following amounts: Ms. Albrinck, 75,000 shares; Mr. Arntzen, 25,000 shares; Mr. Benjamin, 25,000 shares; Mr. Fisher, 25,000 shares; Mr. Freidheim, 500,000 shares; Mr. Hills, 25,000 shares; Mr. Jager, 12,500 shares; Mr. Kistinger, 225,000 shares; Mr. Olson, 112,500 shares; Mr. Riley, 112,500 shares; Mr. Serra, 12,500 shares; Mr. Stanbrook, 12,500 shares; and all directors and executive officers as a group, 1,322,500 shares. Also includes for Mr. Freidheim 88,359 shares of restricted stock that will vest within 60 days of March 29, 2004.

(3) Does not include shares of restricted stock that will vest more than 60 days after March 29, 2004 in the following amounts: Mr. Aguirre, 260,000 shares; Ms. Albrinck, 7,846 shares; Mr. Kistinger, 16,656 shares;
     Mr. Olson, 10,462 shares; Mr. Riley, 9,636 shares; and all directors and executive officers as a group, 311,050 shares.

(4) Includes 5,000 shares of restricted stock granted to each of Messrs. Arntzen, Benjamin, Fisher and Hills and 2,500 shares granted to each of Messrs. Jager, Serra and Stanbrook, which are deliverable when the recipient ceases to be a non-employee director. Includes, for the following directors, the following shares held pursuant to the Directors Deferred Compensation Program: Mr. Arntzen, 2,840 shares; Mr. Benjamin, 2,840 shares; and Mr. Jager, 2,720 shares.

(5) Includes 3,685 shares held by a family partnership and 1,600 shares held in Mr. Hills' account for the benefit of a relative, over both of which Mr. Hills has sole voting and dispositive power.

(6) Includes the following number of shares issuable upon the exercise of warrants to purchase Chiquita Common Stock: Mr. Kistinger, 3,806 shares; Mr. Olson, 1,925 shares; and all current directors and executive officers as a group, 13,185 shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Chiquita's executive officers and directors and persons who own more than 10% of any class of its equity securities to file forms with the SEC and the New York Stock Exchange to report their ownership and any changes in their ownership of Chiquita equity securities. These persons must also provide Chiquita with copies of these reports when filed. Based on a review of copies of those forms, our records, and written representations from our directors and executive officers that no other reports were required, Chiquita believes that all Section 16(a) filing requirements were complied with during and for 2003.

                              ELECTION OF DIRECTORS

     The Board of Directors currently is comprised of nine members. The size of the Board is being reduced to eight members at the time of the Annual Meeting, as a result of Cyrus F. Freidheim, Jr.'s retirement as a director.
Each of the other eight current directors has been nominated by the Board of Directors for election at the Annual Meeting, and each has consented to being named in this proxy statement and has agreed to serve if elected. If you elect these nominees, they will hold office until the next annual meeting or until their successors have been elected and qualified. We are not aware of any reason why any nominee would be unable to serve as a director if elected. However, if any nominee should become unable to serve as a director, the management proxies may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his term, or if the Board increases the number of directors, the Board may fill the vacancy until the next annual meeting. No shareholder may vote for more than eight nominees.

     Under Chiquita's Certificate of Incorporation, a shareholder can make a nomination for director at the Annual Meeting only if the shareholder properly notified Chiquita of the proposed nomination by March 23, 2004. Because Chiquita did not receive notice of any nominations by that date, no nominations by shareholders may be considered at the Annual Meeting.

INFORMATION ABOUT DIRECTORS AND NOMINEES FOR DIRECTOR

     The eight nominees for election as directors are as follows:

                          CURRENT
 NAME, AGE, AND          COMMITTEE
TENURE AS DIRECTOR      MEMBERSHIPS             CURRENT OCCUPATION AND EMPLOYMENT BACKGROUND
---------------------   ------------    ------------------------------------------------------------

FERNANDO AGUIRRE        Executive       Mr. Aguirre has been Chiquita's President and Chief
Age 46                                  Executive Officer and a director since January 2004.  From
Director since                          July 2002 to January 2004 he served as President, Special
January 2004                            Projects for The Procter & Gamble Company ("P&G"), a
                                        manufacturer and distributor of consumer products, and from
                                        July 2000 to June 2002 he was President of the Global
                                        Feminine Care business unit of P&G.  From July 1999 to
                                        June 2000 he was Vice President of P&G's Global Snacks and
                                        U.S. Food Products business units, and from January 1996 to
                                        June 1999 he was President of P&G Mexico, Vice President of
                                        Laundry & Cleaning Products, Latin America and Regional Vice
                                        President, Latin America, North.  Prior to that, Mr. Aguirre had served P&G in various capacities since 1980.  Mr. Aguirre is also a director of Univision Communications Inc.

                                        8


MORTEN ARNTZEN          Nominating &    Mr. Arntzen has been President and Chief Executive Officer of
Age 49                  Governance      Overseas Shipholding Group, Inc. ("OSG"), a company that owns
Director since          (Chair); Audit  and operates oceangoing vessels, since January 2004.  From
March 2002                              November 1997 until December 2003, he was Chief Executive
                                        Officer of American Marine Advisors, a merchant banking firm focused on the global shipping industry.  Mr. Arntzen is also a director of OSG.

JEFFREY D. BENJAMIN     Audit;          Mr. Benjamin has been Senior Advisor to Apollo Management,
Age 42                  Compensation &  L.P., a private investment firm, since September 2002.  From
Director since          Organization    January 2002 until September 2002, he was Managing Director
March 2002              Development;    of Libra Securities LLC, an investment banking firm.
                        Executive       Previously, he served as Co-Chief Executive Officer of U.S.
                                        Bancorp Libra, an investment banking firm, from January 1999 until December 2001.  Mr. Benjamin is also a director of
                                        McLeodUSA Incorporated, Dade Behring Holdings, Inc., NTL
                                        Incorporated and Mandalay Resort Group.

ROBERT W. FISHER        Executive	Mr. Fisher served as Chiquita's Acting Chief Operating
Age 66                                  Officer from March 2002 to August 2002.  Since 1998, he has
Director since                          been a private investor.  From 1991 to 1993 and from 1996 to
March 2002                              1998, Mr. Fisher served as Chief Operating Officer of The
                                        Noboa Group's banana operations.  He was President and a
                                        director of Geest Banana Company from 1993 to 1995.  Prior to joining The Noboa Group, Mr. Fisher spent 25 years at Dole
                                        Food Company, including the last four years as its President.

RODERICK M. HILLS       Audit (Chair);  Mr. Hills has been Chairman of Hills Enterprises, Ltd.
Age 73                  Executive;      (formerly the Manchester Group), an investment consulting
Director since          Nominating &    firm, since 1987.  He has also practiced law as a partner in
March 2002              Governance      Hills & Stern since 1995.  He served as Counsel to President
                                        Ford in 1975 and was Chairman of the SEC from 1975 to 1977.

DURK I. JAGER           Compensation &  Mr. Jager has been a private investor and consultant since
Age 60                  Organization    July 2000.  He was Chairman of the Board of P&G from September
Director since          Development;    1999 to July 2000 and was P&G's Chief Executive Officer from
December 2002           Nominating &    January 1999 until July 2000.  Mr. Jager served P&G as
                        Governance      President from 1995 to July 2000, and in various other
                                        capacities from 1970 to 1995.  Mr. Jager is also a director of
                                        Eastman Kodak Company and Polycom, Inc. and a member of the
                                        Supervisory Board of Royal KPN.

                                        9

JAIME SERRA             Compensation &  Mr. Serra has been a senior partner of Serra Associates
Age 53                  Organization    International, a consulting firm in law and economics based
Director since          Development     in Mexico City, since 1996.  Prior to forming Serra
January 2003            Nominating &    Associates, Mr. Serra served as Mexico's Secretary of Finance
                        Governance      during 1994 and Secretary of Trade and Industry from 1988 to
                                        1994, during which time he was Mexico's principal negotiator of the North American Free Trade Agreement.

STEVEN P. STANBROOK     Compensation &  Mr. Stanbrook has been President, Asia of S.C. Johnson & Son,
Age 46                  Organization    Inc., a manufacturer of consumer products, since January 2003.
Director since          Development     From 1996 to December 2002, Mr. Stanbrook was President of S.C.
December 2002           (Chair); Audit  Johnson's business in Europe, Africa and Near East.  Prior to joining S.C. Johnson, Mr. Stanbrook was President - International
                                        of CompuServe, Inc.  Prior to that he held various international management positions at Sara Lee Corporation, including President and Chief Executive Officer of Sara Lee Bakery.  Mr. Stanbrook is
                                        also a director of Hewitt Associates.

VOTE REQUIRED TO ELECT DIRECTORS

     The eight nominees who receive the highest number of votes cast will be elected as directors. If you do not vote for a particular nominee, or if you indicate "withhold authority" to vote for a particular nominee, your vote will not count "for" the nominee; however, your vote will be counted for purposes of determining a quorum, as described on page 2.

     There is no provision for cumulative voting in the election of directors.


                      INFORMATION ABOUT THE BOARD OF DIRECTORS

GOVERNANCE

     The Board of Directors has adopted Board governance standards and policies. The Company also has a Code of Conduct that is applicable to all employees, including executive officers, as well as to directors to the extent relevant to their service as directors. In addition, the Board has adopted a charter for each of the Audit Committee, the Compensation & Organization Development Committee and the Nominating & Governance Committee. The Board governance policies, Code of Conduct and committee charters are available on the Company's website at www.chiquita.com by clicking on "Investors" and "Governance." The Audit Committee charter is also attached to this proxy statement as Exhibit A. You may request a copy of any of these documents to be mailed to you as described on the last page of this proxy statement.

     In 2003, the New York Stock Exchange ("NYSE") adopted rules requiring a majority of the board of directors of a listed company to be "independent." The Board has determined that the following directors are "independent" as defined by the NYSE: Mr. Arntzen, Mr. Benjamin, Mr. Fisher, Mr. Hills,
Mr. Jager, Mr. Serra and Mr. Stanbrook. Under the NYSE transition rules, Mr. Fisher is currently deemed "independent," but will cease to be deemed "independent" from November 2004 to August 2005 due to his service as Acting Chief Operating Officer of the Company for several months in 2002.

MEETINGS OF THE BOARD AND ATTENDANCE AT MEETINGS

     Under the Board governance policies, directors are expected to attend all scheduled Board and committee meetings. During 2003, the Board of Directors held ten meetings and took action once by unanimous written consent. Each director serving on the Board of Directors in 2003 attended at least 75% of the meetings of the Board and of each committee on which he served.

     The non-management directors generally meet in conjunction with each regularly scheduled Board meeting in a separate "executive session." The independent directors meet at least annually in separate executive session. The Chair of the Nominating & Governance Committee, currently Mr. Arntzen, presides at all of these sessions.

     Directors are also expected to attend the Annual Meeting of Shareholders. Last year, seven of the eight directors then serving on the Board attended the Annual Meeting.

COMMITTEES OF THE BOARD

     Chiquita's Board of Directors has four standing committees: Executive, Audit, Compensation & Organization Development and Nominating & Governance. Each of the latter three committees is comprised solely of directors who are "independent" as defined by NYSE rules.

     Executive Committee. Under New Jersey law and Chiquita's By-laws, the Executive Committee may exercise all of the authority of the Board of Directors except for the following: changing the By-laws; changing directors; removing officers; submitting matters to shareholders for their approval; and changing resolutions adopted by the Board which by their terms may be amended only by the Board. The current members of the Executive Committee are Mr. Aguirre, Mr. Benjamin, Mr. Fisher and Mr. Freidheim. The Executive Committee did not meet or act during 2003.

     Audit Committee. The current members of the Audit Committee are Mr. Hills (Chair), Mr. Arntzen, Mr. Benjamin and Mr. Stanbrook. The Board has determined that Mr. Hills is an "audit committee financial expert" as defined by SEC rules.

     The functions of the Audit Committee include:

   * appointing and replacing Chiquita's independent auditors
   * reviewing the scope and timing of the annual audit
   * approving all fees and all audit and non-audit services of the independent auditors
   * annually reviewing the independence of the independent auditors
   * assessing annual audit results
   * periodically reassessing the effectiveness of the independent auditors
   * reviewing Chiquita's financial and accounting policies and its annual and quarterly financial statements
   * reviewing the adequacy and effectiveness of Chiquita's internal accounting controls and the internal audit function
   * oversight of the Company's programs for compliance with laws, regulations and Company policies
   * considering any requests for waivers from the Code of Conduct for executive officers and directors (any such waivers being subject to Board approval)
   * in connection with the foregoing, meeting with the independent auditors, internal auditors and Chiquita's financial management

     During 2003, the Audit Committee held 17 meetings.

                        Audit Committee Report for 2003
                        -------------------------------

     In addition to other activities, the Committee:

   * reviewed and discussed with management the Company's audited consolidated financial statements for 2003;
   * discussed with Ernst & Young LLP, the Company's independent auditors, the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), including significant accounting policies, management's judgments and accounting estimates and Ernst & Young's judgments about the quality of the Company's accounting principles as applied in its financial reporting;
   * received the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) that relates to the accountants' independence from the Company and its subsidiaries, and discussed with Ernst & Young their independence; and
   * reviewed the provision of non-audit services rendered to the Company by Ernst & Young in 2003 and determined that the provision of such services was compatible with maintaining their independence.

     The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee met with the internal and independent auditors, with and without management, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

     Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2003 be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

March 4, 2004
                                        Roderick M. Hills, Chair
                                        Morten Arntzen
                                        Jeffrey D. Benjamin
                                        Steven P. Stanbrook

     Compensation & Organization Development Committee. Current members of the Compensation & Organization Development Committee are Mr. Stanbrook (Chair), Mr. Benjamin, Mr. Jager and Mr. Serra. The functions of the Compensation & Organization Development Committee include:

   * evaluating the performance, and reviewing and approving all compensation, of Chiquita's executive officers
   * making recommendations to the Board with respect to incentive compensation and equity-based plans
   * overseeing the Company's leadership and organization development, including succession planning
   * administering Chiquita's 2002 Stock Option and Incentive Plan

     During 2003, the Compensation Committee held five meetings. The Committee's Report on Executive Compensation for 2003 can be found on page 23.

     Nominating & Governance Committee. The current members of the Nominating & Governance Committee are Mr. Arntzen (Chair), Mr. Hills, Mr. Jager and
Mr. Serra.  The functions of the Nominating & Governance Committee include:

   * identifying and recommending to the Board of Directors qualified candidates to fill vacancies on the Board
   * recommending to the Board candidates to be nominated for election as directors at Annual Meetings of Shareholders
   * identifying, if requested by the Board, potential candidates for the position of Chief Executive Officer
   * recommending to the Board the members of each committee of the Board
   * reviewing and reassessing, at least annually, the Board's governance policies
   * overseeing the annual evaluations of the Board and its committees

   * reviewing and making recommendations to the Board regarding director compensation
   * reviewing public policy matters of importance to the Company's stakeholders including oversight of the Company's corporate responsibility program

     During 2003, the Nominating & Governance Committee held three meetings. In addition, the Committee had numerous telephonic discussions as the search committee for a new President and Chief Executive Officer that recommended the selection of Mr. Aguirre in January 2004.

     The Nominating & Governance Committee will consider shareholder suggestions and recommendations of nominees for director. Recommendations may be submitted to the Nominating & Governance Committee, c/o Corporate Secretary of Chiquita, 250 East Fifth Street, Cincinnati, Ohio 45202. To have a candidate considered by the Nominating & Governance Committee, a shareholder must submit the recommendation in writing and must include the following information:

   * the name of the shareholder and evidence of the person's ownership of Common Stock, including the number of shares owned and the length of time of ownership; and
   * the name of the candidate, the candidate's resume or a listing of his or her qualifications to be a director of the Company, and the person's consent to be named as a director if selected by the Nominating & Governance Committee and nominated by the Board.

Recommendations received by the Corporate Secretary's office by December 31 of any year will be considered by the Committee at a regular meeting in the following year, preceding the mailing of proxy materials to shareholders for that year's annual meeting.

     In considering candidates submitted by shareholders, the Nominating & Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Board and the Nominating & Governance Committee believe that the minimum qualifications for serving as a director of the Company are that a nominee:

   * demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board's oversight of the business and affairs of the Company; and
   * have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities.

Whenever a specific need or opportunity to add an additional director arises, the Board will approve specific criteria for the Committee to use in evaluating potential candidates.

     In addition to considering candidates recommended by shareholders, the Nominating & Governance Committee identifies potential nominees by asking current directors to notify the Committee if they become aware of persons meeting the criteria described above who might be available to serve on the Board. From time to time, the Nominating & Governance Committee engages firms that specialize in identifying director candidates.

     Once a person has been identified by the Nominating & Governance Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person and, if the Committee determines that the candidate warrants further consideration, may contact the person to ascertain his or her interest in potential service on the Board. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Committee requests information from the candidate, reviews the person's qualifications, particularly in light of other candidates the Committee may be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or other persons that may have first-hand knowledge of the candidate's accomplishments.

COMMUNICATING WITH THE BOARD OF DIRECTORS OR WITH INDIVIDUAL DIRECTORS

     The Board has established a process to receive communications from security holders and other interested parties. You may contact the Board or any management or non-management director, including the Chairman of the Nominating & Governance Committee (currently Mr. Arntzen), who presides at meetings of non-management directors. Correspondence should be addressed to the Board of Directors or any individual director(s) or group or committee of directors either by name or title. All such correspondence should be sent
"c/o General Counsel" by mail to Chiquita Brands International, Inc., 250 East Fifth Street, Cincinnati, Ohio 45202 or by fax at (513) 564-2857. You may also send an e-mail to boardofdirectors@chiquita.com and, if applicable, specify in the text of the e-mail whether it should be directed only to certain directors (such as independent directors) or committee members.

     All communications received as set forth in the preceding paragraph will be opened by the office of the General Counsel for the sole purpose of determining whether the contents represent a message to the directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive will be forwarded promptly to the addressee(s).

COMPENSATION OF DIRECTORS

     Each director who is not an employee of Chiquita receives an annual fee of $50,000, payable quarterly in arrears. Each quarterly payment consists of $6,250 in cash and a number of shares of Chiquita Common Stock having an aggregate fair market value of $6,250. For this purpose, fair market value is based on the average of the high and low sales prices of Chiquita Common Stock on the New York Stock Exchange Composite Tape on the last trading day of each calendar quarter. In addition, the Chair of the Audit Committee receives an annual fee of $20,000 in cash and the Chairs of the Compensation & Organization Development Committee and the Nominating & Governance Committee each receive an annual fee of $10,000 in cash. Under Chiquita's Directors Deferred Compensation Program, directors may defer the receipt of their Board compensation (whether cash or shares) until (i) the date their service on the Board terminates (whether upon death, disability, retirement or otherwise) or (ii) the first anniversary of that date (other than upon death or disability). Cash amounts deferred under this plan earn interest at the London Inter-Bank Offer Rate ("LIBOR"), adjusted semiannually.

     Shortly after joining the Board of Directors, each non-employee director is granted a ten-year stock option under the Company's 2002 Stock Option and Incentive Plan (the "Stock Plan") to purchase 50,000 shares of Chiquita Common Stock at a purchase price equal to the fair market value of the Common Stock on the grant date. These options vest in four equal annual installments on the first, second, third and fourth anniversaries of the grant date. In addition, beginning the first January after a non-employee director has served as a director for at least six months, and every January thereafter, each non-employee director is granted a Restricted Stock Award for 2,500 shares of Common Stock which vests on the day his or her service as a non-employee director ceases.


                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY INFORMATION

     The table below summarizes the compensation of (i) Chiquita's Chief Executive Officer during 2003 and (ii) the four most highly paid other executive officers for 2003 (collectively referred to as the "Named Executive Officers"). The Compensation & Organization Development Committee's Report on Executive Compensation is presented on page 23 of this proxy statement.



                                            SUMMARY COMPENSATION TABLE
-----------------------------------------------------------------------------------------------------------------------------

                                                  ANNUAL COMPENSATION                LONG-TERM COMPENSATION
                                       -------------------------------------------  -------------------------
                                                        BONUS                                     SECURITIES
                                                --------------------  OTHER ANNUAL   RESTRICTED   UNDERLYING   ALL OTHER
          NAME AND                     SALARY    ANNUAL    RETENTION  COMPENSATION  STOCK AWARDS    STOCK     COMPENSATION
  PRINCIPAL POSITION IN 2003     YEAR  ($)(1)    ($)(1)     ($)(2)        ($)          ($)(3)     OPTIONS (#)    ($)(4)
-------------------------------  ----  -------  ---------  ---------  ------------  ------------  ----------- ------------

Cyrus F. Freidheim, Jr. (5)      2003  700,000  1,722,000     -0-      79,889(6)    1,290,675(7)    150,000      86,927
 Chairman of the Board,          2002  530,385      -0-       -0-        --           392,625(8)    350,000      75,057
  President and
  Chief Executive Officer

Robert F. Kistinger              2003  548,654    745,600     -0-        --           372,075(9)      -0-       117,008
 President and Chief Operating   2002  500,000      -0-     225,000      --           366,250(10)   450,000     108,833
  Officer, Chiquita Fresh Group  2001  500,000    529,500   270,000       270(11)       -0-           -0-        94,224

Robert W. Olson                  2003  400,000    406,000     -0-         593(11)     233,700(9)      -0-       152,675
 Senior Vice President, General  2002  400,000      -0-     100,000       548(11)     209,993(10)   225,000     148,914
  Counsel and Secretary          2001  400,000    292,500   120,000       456(11)       -0-           -0-       106,447

James B. Riley                   2003  350,000    346,501     -0-        --           215,250(9)      -0-        70,208
 Senior Vice President and       2002  348,846      -0-      87,500      --           195,328(10)   225,000      70,460
  Chief Financial Officer        2001  276,923    157,500    90,000    75,651(12)       -0-           -0-        15,868

Jill M. Albrinck(13)             2003  300,000    304,500     -0-       2,880(11)     175,275(9)      -0-        33,801
 Senior Vice President,          2002  144,231      -0-       -0-      22,741(14)       -0-         150,000     117,508(15)
  Strategy and New Business

(1)  Includes amounts deferred under Chiquita's Capital Accumulation Plan.

                                       16

(2) Retention payments were made pursuant to management retention programs in connection with the restructuring that resulted in Chiquita's 2002 Chapter 11 Plan of Reorganization.

(3)  No dividends are payable on restricted stock awards until they vest.

(4) Amounts disclosed for 2003 consist of the following contributions and payments by Chiquita:

                                                                                        Unvested
                                        Contributions to   Above Market                 Accruals
                         Contributions  Chiquita Capital  Interest Earned  Term Life  under Capital
                          to Chiquita    Accumulation       On Deferred    Insurance  Accumulation
                          401(k) Plan       Plan(a)       Compensation(a)  Premiums    Plan(a)(b)
                         -------------  ----------------  ---------------  ---------  -------------
Cyrus F. Freidheim, Jr.     $18,000         $50,000          $  --          $18,927      $  --
Robert F. Kistinger          18,000          50,000           31,542          5,656       11,810
Robert W. Olson              18,000          50,000           17,608          6,382       60,685
James B. Riley               18,000          49,733             --            2,475         --
Jill M. Albrinck             18,000          15,333             --              468         --

     (a) The Deferred Compensation Plan was in effect for compensation earned through the end of 1999. The Capital Accumulation Plan replaced the Deferred Compensation Plan for compensation earned beginning in 2000.

     (b) Represents accruals under the Capital Accumulation Plan that were not available to participants whose participation in the plan began after calendar year 2000; these accruals will not vest until the later of January 1, 2005, or attainment of age 55 and ten years of service.

(5) Mr. Freidheim became an executive officer when he was elected Chairman of the Board and Chief Executive Officer of the Company in March 2002; therefore, information for 2001 is not provided. He became non-executive Chairman of the Board in January 2004 upon the election of Mr. Aguirre as President and Chief Executive Officer. Mr. Freidheim is retiring from the Board at the time of the 2004 Annual Meeting.

(6) Represents reimbursement of $79,889 incremental living expenses incurred while in temporary residence in Cincinnati (including commuting expenses), including $43,213 for apartment rent and $30,468 for airfare.

(7) Of the amount reported, $322,050 represents the fair market value on the date of grant of 30,000 shares granted in March 2003. One-half of these shares vested in March 2004 and the other half will vest when Mr. Freidheim retires as a director on the date of the Annual Meeting. As of December 31, 2003, the market value of these shares, together with the unvested 12,500 restricted shares referred to in Note 8, was $959,650, based on the average of the high and low sales prices of the Common Stock on that date ($22.58 per share).

     The remaining $968,625 represents the fair market value on the date of grant of 43,359 shares of restricted stock granted in February 2004 under the Company's Long-Term Incentive Program ("LTIP"). The shares will vest when Mr. Freidheim retires as a director on the date of the Annual Meeting. The shares were granted under the LTIP based on the Company's performance against pre-established financial goals for 2003. For further information on the LTIP, see the Compensation & Organization Development Committee Report on Executive Compensation which appears later in this proxy statement. LTIP awards are reported in the Summary Compensation Table as Restricted Stock

                                       17


     Awards, rather than as LTIP Payouts, because the LTIP does not come within the SEC's definition of a "long-term incentive plan." See "Employment Agreements and Other Arrangements--Arrangement with Mr. Freidheim."

(8) Represents the fair market value on the date of grant of 25,000 shares of restricted stock granted in April 2002, 12,500 of which vested in January 2003 and 12,500 of which vested in January 2004.

(9) Represents the fair market value on the date of grant of restricted stock granted in February 2004 under the LTIP (see Note 7 above) based on the Company's performance against pre-established financial goals for 2003, as follows: Mr. Kistinger, 16,656 shares; Mr. Olson, 10,462 shares;
     Mr. Riley, 9,636 shares; and Ms. Albrinck, 7,846 shares. These shares will vest on January 1, 2005 if the Named Executive Officer continues to be an employee on that date and will become fully vested in the event of death, disability, retirement or a change of control of the Company.

(10) Represents the fair market value on the date of grant of restricted stock awarded upon the Company's emergence from Chapter 11 reorganization in March 2002, to the following individuals: Mr. Kistinger, 25,000 shares; Mr. Olson, 14,334 shares; and Mr. Riley, 13,333 shares. These awards vested half in March 2003 and half in March 2004. At December 31, 2003 the unvested shares had a fair market value as follows: Mr. Kistinger, $282,250; Mr. Olson $161,831; and Mr. Riley $150,518.

(11) Reimbursement of taxes resulting from payments by Chiquita of certain expenses.

(12) Includes $47,340 paid for relocation expenses and $28,311 for reimbursement of taxes resulting from this payment.

(13) Ms. Albrinck joined the Company in July 2002; therefore, information for 2001 is not presented. Ms. Albrinck became Senior Vice President--Fresh Cut Fruit in 2004.

(14) Represents $13,572 paid for relocation expenses and $9,169 for reimbursement of taxes resulting from this payment.

(15) Includes $110,400 paid for consulting services prior to joining the Company.

                                       18

STOCK OPTION GRANTS

     The following table contains information concerning grants of stock options to the Named Executive Officers.


                                 OPTIONS GRANTS FOR 2003
---------------------------------------------------------------------------------------------
                                              INDIVIDUAL GRANTS
                         -------------------------------------------------------
                            NUMBER OF      % OF TOTAL
                            SECURITIES      OPTIONS                                GRANT DATE
                            UNDERLYING     GRANTED TO    EXERCISE OR                PRESENT
                         OPTIONS GRANTED  EMPLOYEES FOR  BASE PRICE   EXPIRATION     VALUE
                               (#)            2003         ($/SH)        DATE         ($)
                         ---------------  -------------  -----------  ----------   ----------

Cyrus F. Freidheim, Jr.       150,000          38%         10.73(2)   3/11/2013(1) 676,800(3)
Robert F. Kistinger             -0-            --            --           --          --
Robert W. Olson                 -0-            --            --           --          --
James B. Riley                  -0-            --            --           --          --
Jill M. Albrinck                -0-            --            --           --          --


     (1)  Option vested as to 50,000 shares in March 2004.  The remaining 100,000 shares, originally scheduled to vest in March of 2005 and 2006, will vest when Mr. Freidheim retires as a director on the date of the Annual Meeting.
          See "Employment Agreements and Other Arrangements-Arrangement with
          Mr. Freidheim."

     (2) Represents the fair market value of a share of Chiquita Common Stock on March 11, 2003, the date of grant (calculated as the average of the high and low sales prices on the New York Stock Exchange Composite Tape).

     (3)  The grant date present value was calculated using the Black-Scholes option pricing model.  The assumptions used in the model included (a) an expected
          Chiquita stock price volatility of 60%; (b) a risk-free interest rate of
          2.5%; (c) a dividend yield of 0%; and (d) an expected option life of five years.  In addition, the Black-Scholes model output was modified by a discount to reflect the risk of forfeiture (8% per year probability) due to restrictions on exercise of the option in accordance with the three-year vesting provisions.  Whether the assumptions used will prove accurate could not be known at the date of grant.  The actual value, if any, will depend on the market price of the Company's Common Stock on the date of exercise.

STOCK OPTION EXERCISES, HOLDINGS AND YEAR-END VALUES

     No stock options were exercised by the Named Executive Officers in 2003. The following table reports the year-end value of stock options held by the Named Executive Officers.


                                    AGGREGATE OPTION EXERCISES IN 2003
                                     AND 2003 YEAR-END OPTION VALUES
------------------------------------------------------------------------------------------------------------
                                                 NUMBER OF SECURITIES UNDERLYING    VALUE OF UNEXERCISED
                                                      UNEXERCISED OPTIONS AT       IN-THE-MONEY OPTIONS AT
                           SHARES       VALUE          DECEMBER 31, 2003(#)        DECEMBER 31, 2003($)(1)
                         ACQUIRED ON   REALIZED  -------------------------------  --------------------------
NAME                     EXERCISE (#)    ($)     EXERCISABLE       UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
-----------------------  ------------  --------  -----------       -------------  -----------  -------------

Cyrus F. Freidheim, Jr.      -0-         -0-       87,500             412,500       493,063      3,256,688
Robert F. Kistinger          -0-         -0-      112,500             337,500       633,938      1,901,813
Robert W. Olson              -0-         -0-       56,250             168,750       316,969        950,906
James B. Riley               -0-         -0-       56,250             168,750       316,969        950,906
Jill M. Albrinck             -0-         -0-       37,500             112,500       220,875        662,625


(1) The value of unexercised options is calculated as the excess of the fair market value of the Common Stock over the exercise price of the unexercised options. At December 31, 2003, the fair market value of Chiquita Common Stock was $22.58 per share.

EMPLOYMENT AGREEMENTS AND OTHER ARRANGEMENTS

     Employment Agreement with Mr. Aguirre. Mr. Aguirre has a three-year employment agreement (the "Agreement") with the Company that began on January 12, 2004. The Agreement provides for a base salary of $700,000, which will be reviewed annually for possible increase. Pursuant to the Agreement, Mr. Aguirre is eligible for annual performance-based cash bonuses based on a target of 130% of his then-current base salary; actual bonuses can range from 0 to 140% of the target. A minimum cash bonus at 100% of the target will be paid for 2004, so long as Mr. Aguirre is employed by the Company on December 31, 2004. Mr. Aguirre was appointed a director upon the effective date of the Agreement, and during the term of the Agreement will continue to be nominated by the Board for election as a director as long as he remains employed by the Company. He is required to resign from the Board if his employment terminates for any reason during the term of the Agreement.

     Pursuant to the Agreement, Mr. Aguirre was granted (a) 110,000 restricted shares that vest on January 11, 2008 if he is employed by or serving as a director of the Company on that date (the "Time-Based Restricted Shares") and
(b) 150,000 restricted shares that vest in 30,000 share increments based on the average fair market value of the Company's Common Stock reaching $26, $28, $30, $32 or $34 over any 40 trading-day period (the "Performance-Based Restricted Shares"). Any Performance-Based Restricted Shares not vested by January 12, 2008 will be forfeited. Mr. Aguirre also was granted an option to purchase 325,000 shares of Common Stock, at $23.16 per share, that vests in 25% increments on January 11 in each of 2005, 2006, 2007 and 2008 (the "Option"). Vested shares of restricted stock and any shares received upon the exercise of the Option cannot be sold until Mr. Aguirre satisfies the Company's stock ownership guidelines, which require him to own five times his annual base salary in Company Common Stock within five years.

     Mr. Aguirre is entitled to participate in other Company benefit programs, generally on the same terms as other senior executives of the Company. For the Company's Capital Accumulation Plan, Mr. Aguirre has been credited with an additional 10 years of age and under certain retirement and deferred compensation plans, he has been credited with the 23 years of service with his immediately prior employer.

     If the Company terminates Mr. Aguirre for "cause" or if he terminates his employment other than for "good reason" (as each term is defined in the Agreement), any unvested Time-Based Restricted Shares and Performance-Based Restricted Shares will be forfeited. If the termination is for "cause," the entire Option, whether or not then exercisable, will be forfeited. If the termination is by Mr. Aguirre other than for "good reason," the unvested portion of the Option will be forfeited and the then-exercisable portion will remain exercisable for 90 days.

     If the Company terminates Mr. Aguirre's employment other than for "cause" or he terminates his employment for "good reason," Mr. Aguirre will receive two times his then-current base salary and target bonus, payable over a two-year period; a pro rata bonus based on the bonus amount that would have been paid for a full year of employment, determined and paid at the time annual bonuses are normally paid to senior executives; and 36 months of welfare benefits (such as medical and dental insurance) for himself and eligible dependents. In the event of such a termination, the Option will vest in full and remain exercisable for three years following termination (or until its expiration, if earlier). In addition, restrictions on the Time-Based Restricted Shares and the Performance-Based Restricted Shares will lapse according to a formula that accounts for the amount of time Mr. Aguirre was employed by the Company, and any remainder will be forfeited.

      If termination of Mr. Aguirre's employment occurs during the term of the Agreement and within two years following a "change of control" (as defined), either by the Company for any reason other than "cause," or by Mr. Aguirre for "good reason," he will receive the severance benefits described immediately above except that he will receive three times his then-current base salary and target bonus and all outstanding equity awards (including the Option, Time-Based Restricted Shares and Performance-Based Restricted Shares) will fully vest. Any option to purchase Company stock will be fully exercisable for three years after the termination date (or until its earlier expiration).

     In the event of Mr. Aguirre's death or disability, he or his beneficiaries will receive a pro rata cash bonus determined and payable at the normal payment time for senior executives. Any outstanding options to purchase Common Stock (including the Option) will vest in full and be exercisable for three years (or until their earlier expiration) and, to the extent not previously forfeited, the Time-Based Restricted Shares and the Performance-Based Restricted Shares also will vest in full.

     If payments received by Mr. Aguirre in connection with his employment are subject to the excise tax imposed by the Internal Revenue Code on "excess parachute payments," he generally will be entitled to a gross-up payment such that his net payments after all taxes are equal to the payments that otherwise would be received.

     The Agreement contains confidentiality, noncompetition and nonsolicitation provisions to which Mr. Aguirre is subject during and after his employment.

     Arrangement with Mr. Freidheim. Mr. Freidheim has an arrangement with the Company, agreed upon in July 2003, with respect to his remaining as non-executive Chairman of the Board for a transitional period following the Company's search for a new Chief Executive Officer that resulted in the election of Mr. Aguirre in early January 2004. Pursuant to this arrangement,
Mr. Freidheim received an award of 30,000 shares of restricted stock in January 2004. The arrangement also contemplated that his stock options and restricted stock would vest upon his retirement from the Board after successful completion of the transition period. In late March 2004, Mr. Freidheim and the Board concluded that the transition to new leadership had been successfully completed. Accordingly, Mr. Freidheim has decided to retire and is not standing for
re-election at the 2004 Annual Meeting.   Pursuant to his arrangement, all stock
options and restricted stock held by Mr. Freidheim will fully vest upon his retirement as of the date of the Annual Meeting and his vested stock options will be exercisable for three years thereafter. He will not be eligible for LTIP awards for 2004 or later years. See "Security Ownership of Directors and Executive Officers," "Summary Compensation Table," "Option Grants for 2003" and "Report of Compensation & Organization Development Committee on Executive Compensation" for additional information regarding Mr. Freidheim's stock options and restricted stock.

     Agreements with other Named Executive Officers. Chiquita has entered into severance agreements with a number of key executives, including 2001 agreements with Messrs. Kistinger, Olson and Riley and a 2002 agreement with Ms. Albrinck. The agreements with these Named Executive Officers entitle them to certain benefits in the event that they are involuntarily terminated without "cause" or resign for "good reason" (as defined) within three years after the occurrence of a "change in control" (as defined) of Chiquita which occurs before December 31, 2004.

     If such an involuntary termination or resignation for "good reason" occurs within two years after a "change in control," Mr. Kistinger will be entitled to a payment equal to 3.0 times his then current annual salary and annual bonus target ("Annual Compensation"); Mr. Olson, 3.0 times his Annual Compensation; Mr. Riley, 2.25 times his Annual Compensation and Ms. Albrinck 2.0 times her Annual Compensation. If such a termination or resignation occurs during the third year after a "change in control," the severance payment for each of these executives will be 1.0 times his or her Annual Compensation. In each case, these executives will also receive the following severance benefits: (i) pro rata annual bonus for the year employment terminates; (ii) immediate vesting of outstanding stock options, restricted stock awards and employer contributions under the Company's Savings and Investment Plan and Capital Accumulation Plan; and (iii) continued medical, life, disability and accident insurance at the Company's expense for a number of years equivalent to the multiple used (3.0, 2.25, 2.0 or 1.0) in calculating the executive's severance payment. If payments received by any Named Executive Officer in connection with his or her employment are subject to the excise tax imposed by the

Internal Revenue Code on "excess parachute payments," the Named Executive Officer generally will be entitled to a gross-up payment such that his or her net payments after all taxes are equal to the payments that otherwise would be received.


                                    REPORT OF
                   COMPENSATION & ORGANIZATION DEVELOPMENT COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The undersigned comprise the members of the Compensation & Organization Development Committee of the Company's Board of Directors. Each of the undersigned has at all times been an "independent director" as defined by New York Stock Exchange rules. The Committee was responsible for reviewing the performance and establishing the individual compensation for 2003 of the Company's executive officers, including those named in the Summary Compensation Table ("Named Executive Officers").

COMPENSATION OF EXECUTIVE OFFICERS FOR 2003

     Base Salaries. Base salaries for 2003 were established according to each executive officer's position, responsibilities and long-term contribution. Base salaries are not necessarily adjusted annually but are generally adjusted when the Committee judges that an executive officer's responsibilities and/or long-term contribution have changed sufficiently to warrant a change in base salary.

     Bonus Awards. Under the Company's annual bonus program in effect for 2003, as soon as practicable after the beginning of each year, the Committee approves for each executive officer a cash bonus opportunity target (expressed as a percentage of base salary) and financial and non-financial performance objectives for that year. Bonus target percentages are principally determined according to the responsibilities of the executive officer's position and his or her potential impact on financial results. Executive officers can earn a bonus that is a percentage (which may be greater or less than 100%) of the bonus target depending on the degree to which these performance objectives are met. However, as was the case in 2002, no bonuses are paid to any executive officer if a minimum threshold of overall Company financial performance is not met.

      For 2003, bonus targets for executive officers other than the Chief Executive Officer (whose compensation is discussed below) ranged from 40% to 120% of base salary. The actual bonuses payable could range from 0% to 140% of the bonus targets, depending on performance. For 2003, more than 50% of each executive officer's award opportunity was determined in accordance with a pre-established matrix of financial goals based on the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA"). The actual bonuses to executive officers (other than the Chief Executive Officer) awarded in early 2004 for 2003 performance ranged from 99% to 115% of their respective individual bonus targets. Bonuses awarded to the Named Executive Officers for 2003 are set forth in the Summary Compensation Table included in this Proxy Statement.

     Equity-Based Compensation.   The Company's Stock Plan provides for the
grant to executive officers and other key employees of stock options and restricted stock, including restricted stock under the Company's Long-Term Incentive Program ("LTIP"). Stock option and restricted stock grants, as well as LTIP eligibility, are based on the responsibilities of the recipients' respective positions and their potential to contribute to the long-term performance of the Company.

          Stock Options. In view of the grants made to them upon the Company's emergence from Chapter 11 reorganization in 2002, no stock options were awarded to any executive officers during 2003, except for the Chief Executive Officer.

          Restricted Stock. In 2003, the Committee established eligibility terms for its LTIP. Under these terms, the Committee established financial performance goals for each of 2003, 2004 and 2005. The goals for 2003 were based on the Company's EBITDA and the goals for 2004 and 2005 are based on
     the Company's earnings per share.   In addition, the Committee set
     individual LTIP target awards for each participant, which ranged from 15% to 55% of base salary for executive officers (other than the Chief Executive Officer, as discussed below) for 2003 and 2004, and 60% to 220% of base salary for 2005. An LTIP participant is entitled to an LTIP award if and only to the extent that the Company meets the financial performance goals for a particular year. The amount of an LTIP award can range from 0% to 140% of the LTIP award target. The award is to be made as soon as practicable after the end of the award year in the form of restricted stock of the Company having a fair market value equal to the amount of the award.

          LTIP awards made to Named Executive Officers in early 2004 based on achievement of the financial goals for 2003 are set forth in the Summary Compensation Table included in this Proxy Statement in the Restricted
     Stock Award column.   Each award to an executive officer, including the
     Named Executive Officers, for 2003 represented 123% of the particular executive officer's LTIP award target for that year.

COMPENSATION OF CHIEF EXECUTIVE OFFICER FOR 2003

     Cyrus F. Freidheim, Jr. served as Chief Executive Officer throughout 2003. His salary remained the same in 2003 as it was in 2002. His annual bonus target for 2003, which the Committee set at 200% of base salary, was entirely dependent on the Company's performance in relation to a pre-established matrix of financial goals based on EBITDA. Mr. Freidheim's actual bonus awarded for 2003 was 123% of his target bonus amount. This bonus is reflected in the Summary Compensation Table.

     The stock option and restricted stock awards granted to Mr. Freidheim in 2003 were based on the Committee's assessment of a level of stock-based compensation that was appropriate to the objective of aligning his interests with those of the Company's shareholders.

     The Committee established Mr. Freidheim's individual LTIP target awards at $787,500 for 2003, and $1,181,250 for each of 2004 and 2005. Under the terms of the LTIP, the actual amount of an award for any of these three years could have varied from 0% to 140%. For 2003, as was the case with other LTIP participants, the LTIP restricted stock award granted to Mr. Freidheim was based on achievement of pre-established EBITDA goals and represented 123% of his LTIP award target for 2003. As a result of his retirement as a director at the time of the 2004 Annual Meeting, Mr. Freidheim will not be eligible for LTIP awards for 2004 or 2005. See "Employment Agreements and Other Arrangements--Arrangement with Mr. Freidheim."

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code prohibits the Company from taking an income tax deduction for any compensation paid to its Chief Executive Officer or any of its other four most-highly compensated executive officers in excess of $1 million per year, unless the compensation qualifies as "performance-based" pay under a plan approved by shareholders. In 2003, the Company's shareholders approved amendments to the Stock Plan that were intended to permit certain types of annual bonuses and LTIP awards for performance years after 2003 to qualify as "performance-based" compensation and be fully deductible by the Company. In addition, any compensation income from the exercise of stock options granted under the Stock Plan which have an exercise price at least equal to 100% of the fair market value of the Common Stock on the date of grant will be considered "performance-based."

     The Committee intends, in general, to endeavor to design its compensation plans and awards to qualify for tax deductibility under Section 162(m), although it believes that in certain circumstances it is not practical to do so consistent with its compensation objectives. While a portion of the compensation to Named Executive Officers for 2003 does not meet the requirements of deductibility, the non-deductible amount did not result in incremental cost to the Company because of U.S. tax losses.

April 8, 2004
                        Jeffrey D. Benjamin (Chair until February 9, 2004) Durk I. Jager
                        Jaime Serra
                        Steven P. Stanbrook (Chair after February 9, 2004)

                       EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of December 31, 2003 regarding the number of shares of Common Stock that may be issued under the Company's equity compensation plans.



                                     (A)                    (B)                        (C)
                           -----------------------  --------------------  -------------------------------
                                                                              NUMBER OF SECURITIES
                                                                             REMAINING AVAILABLE FOR
                           NUMBER OF SECURITIES TO   WEIGHTED-AVERAGE      FUTURE ISSUANCE UNDER EQUITY
                           BE ISSUED UPON EXERCISE   EXERCISE PRICE OF          COMPENSATION PLANS
                           OF OUTSTANDING OPTIONS,  OUTSTANDING OPTIONS,  (EXCLUDING SECURITIES REFLECTED
PLAN CATEGORY                WARRANTS AND RIGHTS    WARRANTS AND RIGHTS           IN COLUMN (A))
-------------------------  -----------------------  --------------------  -------------------------------

Equity compensation plans          4,571,994             $16.49                   2,208,899(1)(2)(3)
approved by security
holders

Equity compensation plans             n/a                  n/a                          n/a
not approved by security
holders

Total                              4,571,994             $16.49                   2,208,899


(1) Of the shares available for future issuance at December 31, 2003, 124,335 shares were awarded in February 2004 as restricted stock awards under the LTIP as compensation for 2003. Had these been awarded as of December 31, 2003, they would be reflected in column (a).

(2) 1,208,899 shares were available for future issuance under the Company's Stock Plan, with a sublimit of 263,000 shares available for future grants of stock appreciation rights.

(3) Includes 1,000,000 shares issuable under the Employee Stock Purchase Plan; although the Company is authorized to issue new shares under this plan, it expects generally to make open market purchases.


                        COMMON STOCK PERFORMANCE GRAPH

     A new class of Chiquita Common Stock was issued pursuant to Chiquita's Plan of Reorganization, which became effective on March 19, 2002. The performance graph set forth below compares Chiquita's cumulative shareholder returns over the period March 20, 2002 through December 31, 2003, assuming $100 was invested at March 20, 2002 in each of Chiquita Common Stock, the Standard & Poor's 500 Stock Index and the Standard & Poor's Midcap Food Products Index. The calculation of total shareholder return is based on the change in the price of the stock over the relevant period and assumes the reinvestment of all dividends.

                         CUMULATIVE SHAREHOLDER RETURNS

            March 20, 2002  December 31, 2002  December 31, 2003
            --------------  -----------------  -----------------

Chiquita          100              88                 150
S&P 500           100              77                  97
S&P Midcap        100              96                 113


                               OTHER INFORMATION

CHIQUITA'S INDEPENDENT AUDITORS

     The accounting firm of Ernst & Young LLP served as Chiquita's independent auditors for 2003. One or more representatives of Ernst & Young will attend the Annual Meeting. They will be given the opportunity to make a statement if they desire and will be available to respond to appropriate questions from shareholders. No auditor has been selected for the current year, as it is the Audit Committee's practice to select its independent auditors after the Annual Meeting.

     The Audit Committee approves all audit and non-audit services to be performed by independent auditors, before the services are provided. As described in the Audit Committee Report for 2003, set forth above under "Information About the Board of Directors," the Audit Committee determined that the non-audit services provided to the Company by Ernst & Young in 2003 were compatible with maintaining their independence.

Audit Fees

     The aggregate fees billed by Ernst & Young for professional services rendered for the audit of the Company's 2003 and 2002 annual financial statements were $2,999,000 in 2003 and $1,949,000 in 2002. The fees also covered services for the related reviews of financial statements included in the Company's Forms 10-Q for those years, and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements. The Audit Committee's pre-approval requirement was not waived for any of these fees in 2003.

Audit-Related Fees

     The aggregate fees billed by Ernst & Young for professional services rendered for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements not reported under "Audit Fees" above were $343,000 in 2003 and $582,000 in 2002. These charges represented services primarily pertaining to accounting consultation and assistance regarding potential and actual acquisitions and dispositions, including the acquisition of a German produce distribution company and the conversion of German financial information to U.S. generally accepted accounting principles, consultation and assistance regarding the Company's restructuring and implementation of fresh start accounting, and audits of employee benefit plans. The Audit Committee's pre-approval requirement was not waived for any of these fees in 2003.

Tax Fees

     The aggregate fees billed by Ernst & Young for professional services rendered for tax compliance, tax advice and tax planning were $564,000 in 2003 and $720,000 in 2002. These amounts represented expatriate tax services, consultation on acquisitions and divestitures, including the acquisition of a German produce distribution company, customs compliance, tax compliance services and other miscellaneous tax advice. The Audit Committee's pre-approval requirement was not waived for any of these fees in 2003.

All Other Fees

     Ernst & Young did not provide any products or services other than those reported in the preceding paragraphs.

SHAREHOLDER NOMINATIONS AND PROPOSALS AT THE 2005 ANNUAL MEETING

     Advance Notice Requirement for Nominations and Proposals. Under the Company's Certificate of Incorporation, a shareholder will be entitled to nominate directors or submit proposals at the 2005 Annual Meeting only if the Company has received proper advance notice of the nomination or proposal prior to the close of business on March 26, 2005. Information as to how to comply with this advance notice requirement is contained in the Certificate of Incorporation, which is attached as Exhibit 1 to the Company's Form 8-A filed on March 12, 2002, and can be accessed at www.sec.gov or at www.chiquita.com by clicking on "Investors" and "SEC Filings." A copy of the Certificate of Incorporation may also be obtained by calling Chiquita at (513) 784-8100. Shareholders may also make recommendations for director nominations to the Nominating & Governance Committee of the Board prior to December 31, 2004 as described above under "Nominating & Governance Committee."

     Inclusion of Proposals in Proxy Statement. In order for shareholder proposals to be eligible for inclusion in Chiquita's Proxy Statement and proxy card for the 2005 Annual Meeting of Shareholders, they must be received by the Company by December 22, 2004.

     Notices of nominations and proposals should be delivered or mailed to the attention of the Corporate Secretary at Chiquita's executive offices in Cincinnati, Ohio, at:

                        Chiquita Brands International, Inc.
                                 Chiquita Center
                              250 East Fifth Street
                              Cincinnati, Ohio 45202

REQUESTS FOR CERTAIN DOCUMENTS

     CHIQUITA'S 2003 ANNUAL REPORT TO SHAREHOLDERS, INCLUDING THE FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003, IS BEING MAILED WITH THIS PROXY STATEMENT. IF YOU WOULD LIKE TO RECEIVE A COPY OF THE 2003 ANNUAL REPORT ON FORM 10-K OR EXHIBITS TO THE FORM 10-K THAT WERE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, OR ANY OF THE OTHER DOCUMENTS REFERRED TO IN THIS PROXY STATEMENT, SUCH AS THE COMPANY'S CODE OF CONDUCT, BOARD GOVERNANCE POLICIES AND CHARTERS OF THE COMMITTEES OF THE BOARD, WE WILL SEND THEM TO YOU IF YOU CALL (513) 784-6366 OR WRITE TO US AT 250 EAST FIFTH STREET, CINCINNATI, OHIO, 45202. ALL OF CHIQUITA'S REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE AT WWW.SEC.GOV. YOU MAY ALSO ACCESS ALL OF THESE DOCUMENTS AT WWW.CHIQUITA.COM, BY CLICKING ON "INVESTORS" AND THEN EITHER "GOVERNANCE" OR "SEC FILINGS."

                                        By order of the Board of Directors,

                                        /s/ Robert W. Olson
                                        Robert W. Olson
                                        Senior Vice President, General Counsel
                                           and Secretary
Cincinnati, Ohio
April 15, 2004

                                                                    EXHIBIT A

                         CHIQUITA BRANDS INTERNATIONAL, INC.
                                 AUDIT COMMITTEE
                              OF THE BOARD OF DIRECTORS

                                     CHARTER
                                     -------



Purpose
-------

The primary function of the Audit Committee is to review the Company's financial statements, accounting policies and internal controls. The Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight over the work of the Company's public accountants, and the public accountants are ultimately accountable to the Board of Directors and the Audit Committee. The Committee also provides oversight of the Company's programs for compliance with laws, regulations and Company policies.

The Audit Committee shall monitor and assist Board oversight of (1) the integrity of the financial statements of the Company, (2) the public accountants' qualifications and independence and (3) the performance of the Company's internal audit function and public accountants.

The Committee shall provide the Audit Committee report required by Securities and Exchange Commission ("SEC") rules to be included in the Company's proxy statement for its annual meeting of shareholders.

The Audit Committee provides for free and open communication between it and the Company's public accountants, its internal auditors and its financial management.

Composition
-----------

The Audit Committee shall consist of no fewer than three members.   Members of
the Committee shall meet the independence and "financial literacy" requirements, and at least one member shall satisfy the "accounting or related financial expertise" requirements, of the New York Stock Exchange. In addition, members of the Committee shall satisfy the independence requirements of, and at least one member shall be an "audit committee financial expert" as defined under, the Sarbanes-Oxley Act of 2002, and the SEC rules and regulations promulgated thereunder. Director's fees are the only compensation that an Audit Committee member may receive from the Company. No Audit Committee member may serve on the audit committee of more than two other publicly held companies without the approval of the Board of Directors.

The Board shall appoint the members of the Audit Committee and its chairman annually. The Board shall have the power at any time to change the membership of the Audit Committee.

Authority
---------

In carrying out its responsibilities, the Audit Committee may conduct whatever investigations relating to the Company's financial affairs, records, accounts, reports or activities as the Committee in its discretion deems desirable or as the Board of Directors may from time to time request.

The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or public accountants to attend a meeting of the Committee or to meet with any members of, or consultants to, the Audit Committee.

The Audit Committee shall have free and open access to the Company's public accountants and the Company's internal auditing, financial management and legal counsel staffs, and any other personnel requested by the Committee, in order for the Committee to review or investigate any matters which are brought to the Committee's attention or which the Committee in its discretion considers appropriate for inquiry. The Committee shall have the authority to engage independent counsel and any other advisors deemed by the Committee in its collective judgment to be necessary to enable the Committee to ably perform its duties and satisfy its responsibilities.

The Company shall provide funding, as determined by the Audit Committee, for payment of compensation to any public accountants engaged by the Committee to prepare or issue an audit report or perform other audit, review or attest services; any advisors engaged by the Committee; and ordinary administrative expenses of the Committee that are necessary or appropriate to carrying out its duties.

Meetings and Procedures
-----------------------

The Audit Committee shall meet as often as it determines necessary to carry out its duties and responsibilities, but no less than quarterly. The Audit Committee may form subcommittees for any purpose and with such power and authority as it deems appropriate.

A majority of the members of the Committee present in person or by means of conference telephone or other communications equipment shall constitute a quorum. The Committee shall maintain minutes of its meetings.

Responsibilities
----------------

The Audit Committee has the following responsibilities:

  1. General
     -------

     A. The Audit Committee shall meet periodically with management, the internal auditors and the Company's public accountants in separate executive sessions in furtherance of its purposes.

     B. The Audit Committee shall make regular reports to the Board. The Committee shall review with the Board any significant issues that arise with respect to the quality or integrity of the Company's financial statements, compliance with legal or regulatory requirements, the performance and independence of the Company's public accountants or the performance of the internal audit function.

  2. Select Public Accountants, Review Scope of Audit, and Approve Audit Fees
     ------------------------------------------------------------------------
     and New Audit Engagements
     -------------------------

     A. The Audit Committee shall have the sole authority to appoint or replace the public accountants, and shall approve all audit engagement fees and terms. In addition, the Audit Committee shall approve all non-audit engagements with the public accountants; provided, that in no event shall the non-audit services include any of the prohibited services listed in the Sarbanes-Oxley Act of 2002, and the SEC rules promulgated thereunder. The Committee shall consult with management but shall not delegate the foregoing responsibilities, except that pre-approvals of non-audit services may be delegated to a single member of the Audit Committee and reported to the full Audit Committee at its next meeting. In its capacity as a committee of the Board, the Audit Committee shall be directly responsible for the oversight of the work of the public accounting firm (including resolution of disagreements between management and the public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and the public accounting firm shall report directly to the Audit Committee.

     B. The Audit Committee shall review and discuss with the public accountants the scope and timing of their audit, including the coordination of procedures and locations to be visited by the public accountants and internal auditors. In conducting this review, the Committee will review with the public accountants, internal auditors and Company financial management the risk assessments used in determining scope.

     C. The Audit Committee shall discuss with the public accountants the matters included in the annual written communication that the public accountants are required to submit to the Company by the Independence Standards Board. Such discussions should include any relationship between the public accountants and the Company that may impact the objectivity and independence of the public accountants and the compatibility of nonaudit services with the auditors' independence. The Committee shall take action, if appropriate, in response to the public accountants' statement to satisfy itself of the public accountants' independence.

     D. The Audit Committee shall periodically reassess the effectiveness of the public accountants. In carrying out this assessment, the Committee, with the assistance of independent expertise, will consider, among other matters, the following:

          - the competence and qualifications of the individuals involved in the audit,
          - the quality of the audit process,
          - responsiveness and service levels,
          - appropriate audit firm executive involvement in the audit,
          - the firm's and the engagement team's independence with respect to the Company and management, and
          - the public accountants' quality control procedures.

        This reassessment will be performed at least every four years. Unless the Committee determines, on the basis of such review, that it is in the best interest of the Company to retain the existing auditors, new auditors will be chosen.

     E. The Audit Committee shall, in any event, ensure that the lead audit partner of the public accounting firm and the concurring audit partner responsible for reviewing the audit are rotated at least every five years, and that any other audit partners, as defined in the rules promulgated under the Sarbanes-Oxley Act of 2002, are rotated at least every seven years.

  3. Review of Annual Financial Statements and Audit Results
     -------------------------------------------------------

     A. After completion of each annual audit, the Audit Committee shall review and discuss the Company's annual financial statements and accounting policies with the Company's financial management and public accountants, including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     B. After completion of each annual audit, the Audit Committee shall meet with the public accountants to review the results of their examination, including their opinion and any related comments. The Committee shall discuss with the public accountants the matters required to be discussed by Statements on Auditing Standards No. 61 and 90 and all other required communications to the Audit Committee.

     C. The Audit Committee shall secure the public accountants' views about the quality and fairness, not just the acceptability, of the accounting policies and the clarity of the financial disclosures used by management.

     D. The Audit Committee shall secure the public accountants' views about all alternative treatments of financial information within generally accepted accounting principles related to material items that have been discussed with members of the Company's management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the public accountants, including whether management's choices of accounting policies are conservative, moderate or aggressive.

     E. After completion of each annual audit, the Audit Committee shall determine through discussion with the public accountants that no restrictions were placed by management on the scope of their examination or its implementation and that there was a free exchange of and access to information.

     F. The Audit Committee shall recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

  4. Review of Quarterly Financial Statements
     ----------------------------------------

     The Audit Committee shall review and discuss with management and the public accountants the Company's quarterly financial statements, including disclosures made under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, prior to the filing of its Form 10-Q, including the results of the public accountants' reviews of the quarterly financial statements.

  5. Review of Internal Accounting Controls and Internal Audit Function
     ------------------------------------------------------------------

     A. The Audit Committee shall review with the public accountants, internal auditors and the Company's financial management the adequacy and effectiveness of the Company's internal accounting controls and elicit any recommendations they may have for improvement.

     B. The Audit Committee shall review on a continuing basis the Company's compliance with the Foreign Corrupt Practices Act of 1977 and the 1976 Final Judgment and related Consent and Undertaking.

     C. The Audit Committee shall review with the public accountants the adequacy and implementation of the internal audit function, including a review of the scope and results of its program, and the organizational structure, responsibilities, budget, staffing and qualifications of the internal audit department. The Committee shall ensure that the Company maintains an internal audit function. The Committee shall review the performance, and any appointment or replacement, of the Vice President, Internal Audit.

  6. Oversight of Compliance Programs
     --------------------------------

     A. The Audit Committee will provide oversight of the Company's programs for compliance with laws, regulations and Company policies, including the Ethical and Legal Responsibilities section of the Company's Code of Conduct and will periodically review such programs with management.

     B. The Audit Committee shall consider any requests for waivers from the Ethical and Legal Responsibilities section of the Company's Code of Conduct by executive officers or directors. Any such waivers shall also be subject to approval of the Board of Directors.

  7. Annual Reports
     --------------

     As set forth under "Purpose" above, the Committee shall provide the Audit Committee report that is required by SEC rules to be included in the Company's proxy statement for its annual shareholders' meeting.

  8. Review Charter
     --------------

     The Audit Committee shall annually review the adequacy of its Committee charter and recommend any proposed changes to the Board for approval.

  9. Performance Evaluation
     ----------------------

     The Audit Committee shall annually review its own performance.

 10. Additional Activities
     ---------------------

     In performing its functions, the Audit Committee shall undertake the following:

     * Review and discuss with management and/or the public accountants, as applicable, (a) the critical accounting policies and practices used by the Company; (b) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (c) analyses prepared by management or the public accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (d) all material written communications between the public accountants and management, such as any management representation letter, engagement letter, internal control letter or independence letter, or schedule of unadjusted differences or report on observations and recommendations on internal controls provided by the public accountants and the Company's responses; (e) any problems, difficulties or differences encountered in the course of the audit work, including any disagreements with management or restrictions on the scope of the public accountants' activities or on access to requested information and management's response thereto; (f) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and (g) earnings press releases (paying particular attention to any use of "pro forma," or non-GAAP, financial measures) as well as financial information and earnings guidance (generally or on a case-by-case basis) provided to analysts and rating agencies.

     * Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management guidelines and policies.

     * Obtain and review a report from the public accountants at least annually regarding (a) the public accountants' internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and
       (d) all relationships between the public accountants and the Company. Evaluate the qualifications, performance and independence of the public accountants, including a review and evaluation of the lead partner of the public accounting firm, taking into account the opinions of the Company's management and internal auditors.

     * Recommend to the Board policies related to the Company's hiring of employees or former employees of the public accounting firm who were engaged on the Company's account (recognizing that the Sarbanes-Oxley Act of 2002 and the SEC rules thereunder do not permit the CEO, controller, CFO, chief accounting officer or other individual in a financial reporting oversight role to have participated in the Company's audit as an employee of the public accounting firm during the one-year period preceding the commencement of the audit).

     * Discuss with the public accountants any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement.

     * Discuss with management and the public accountants any accounting adjustments that were noted or proposed by the public accountants but were passed (as immaterial or otherwise).

     * Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     * Review disclosures made by the Company's principal executive officer or officers and principal financial officer or officers in connection with their certification obligations as required under the Sarbanes-Oxley Act of 2002 and the SEC rules promulgated thereunder, including any significant deficiencies or material weaknesses in the design or operation of the Company's internal controls and any fraud involving Company personnel who have a significant role in the Company's internal controls.

     * Review any reports of the public accountants mandated by Section 10A(b) of the Securities Exchange Act of 1934, as amended, and obtain from the public accountants any information with respect to any illegal acts identified in accordance with Section 10A(b).

     * Review and approve any significant related party transactions.


                    CHIQUITA BRANDS INTERNATIONAL, INC.


This Proxy can also be voted by              [number]             The undersigned hereby appoints FERNANDO AGUIRRE
telephone at 1-877-298-0570                  [number]             and ROBERT W. OLSON, or either of them, proxies of the
(toll free) or (513) 579-6707,                                    undersigned, each with the power to appoint his
M-F 8:00 am to 10:30 pm Eastern                                   substitute, and authorizes each of them to represent
Time and Sat. 8:00 am to 4:30 pm                                  and to vote, as designated below, all shares of Common
Eastern Time.  Telephone voting                                   Stock, par value $.01 per share, which the undersigned
will close at 9:00 am Eastern                                     would be entitled to vote at the Annual Meeting of
Time on the meeting date.                                         Shareholders of Chiquita Brands International, Inc.
                                                                  to be held MAY 25, 2004 at 10:00 A.M.,
                                                                  or any adjournment of such meeting.


     The Board of Directors recommends a vote FOR the following:      FOR AUTHORITY           WITHHOLD AUTHORITY
                                                                      to elect the nominees   to vote for all nominees
                                                                      listed (proxies will    listed
                                                                      vote for all nominees
                                                                      unless specifically
                                                                      identified below)
                                                                            ___                      ___
1.  Election of directors: ------------------------------------>  PROPOSAL |   |                    |   |
                                                                    1.     |___|                    |___|
    Nominees
    --------
    1 -- Fernando Aguirre            5 -- Roderick M. Hills            Withhold authority to vote for individual
    2 -- Morten Arntzen              6 -- Durk I. Jager                nominee(s) by circling the corresponding
    3 -- Jeffrey D. Benjamin         7 -- Jaime Serra                  nominee number(s)
    4 -- Robert W. Fisher            8 -- Steven P. Stanbrook                1   2   3   4   5   6   7   8




                                                                   The proxies are further authorized in their
                                                                   discretion to vote upon such other business
                                                                   as may properly come before the meeting or
                                                                   any adjournment of the meeting.

                                                                   ____________________________________________

PLEASE VOTE ON THE PROPOSAL BY MARKING THE APPROPRIATE             IMPORTANT:  PLEASE SIGN EXACTLY AS NAME
BOX ON THE VOTE CARD AT RIGHT.  PLEASE SIGN, DATE, DETACH          APPEARS ON THE REVERSE INDICATING, WHERE
AND RETURN.                                                        APPROPRIATE, OFFICIAL POSITION OR
                                                                   REPRESENTATIVE CAPACITY.  IN CASE OF JOINT
This proxy form is designed to enable the shareholder to           HOLDERS, ALL SHOULD SIGN.
detach and mail the vote card without a return envelope.
This is intended to reduce processing costs and provide            SIGNATURE:__________________________________
added shareholder convenience while maintaining
confidentiality.                                                   SIGNATURE:__________________________________
                                                                     (IF HELD JOINTLY)

                                                                   DATED:____________________


If you have any questions about voting with this form,
please call 1-800-368-3417 or (513) 579-2414.
------------------------------------------------------------                VOTE CARD - DETACH AND RETURN

[LOGO] CHIQUITA           PROXY FOR ANNUAL MEETING TO BE HELD
       BRANDS                 MAY 25, 2004 AT 10:00 A.M.
       INTERNATIONAL
____________________________________________________________

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

When properly signed, this proxy will be voted in the manner directed by the shareholder(s). A properly signed proxy that gives no direction will be voted FOR the election of all nominees for Director.

                                          ______________
                           DETACH HERE   | SEE REVERSE  |
                                         |     SIDE     |
                                          --------------

From ______________________
___________________________
___________________________
      (OPTIONAL)

 __  If address shown is
|  | incorrect, please check
|__| this box and insert the
     correct address above.